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                                                                   EXHIBIT 5.1

                        [Letterhead of Graham & James LLP]




                              September 18, 1998


Hawaiian Natural Water Company, Inc.
248 Mokauea Street
Honolulu, Hawaii 96819

Gentlemen:

     We have acted as special counsel to Hawaiian Natural Water Company, Inc., a Hawaii corporation (the "Company"), in connection with the preparation of a registration statement (the "Registration Statement") on Form S-3 relating to the resale by the selling stockholder named therein (the "Selling Stockholder"), of an aggregate of up to 715,000 shares of Common Stock, no par value, of the Company (collectively, the "Shares"), including
(i) 100,000 Shares currently outstanding (the "Initial Shares"), (ii) an aggregate of 565,000 Shares issuable upon the exercise of options (the "Options") granted to the Selling Stockholder (the "Option Shares"), and
(iii) 50,000 Shares contingently issuable to the Selling Stockholder in connection with the exercise of certain Options (the "Contingent Shares").

    In connection with the opinion expressed herein, we have examined, among other things, certified copies of the Company's Articles of Incorporation and By-Laws, as amended to date, as well as records of corporate proceedings and other actions taken by the Company in connection with the issuance and sale of the Shares and the Options. We have also examined the form of Option Agreement between the Company and the Selling Stockholder (the "Option Agreement"), pursuant to which the Options were granted.

     Based upon our examination of the foregoing, and such other matters of fact or law as we have deemed necessary for purposes hereof, it is our opinion that:

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Hawaiian Natural Water Company, Inc.
March 6, 1997
Page 2

     1. The Initial Shares have been duly authorized and are validly issued, fully paid and non-assessable.

     2. When issued and paid for upon exercise of the Options in accordance with the terms and conditions of the Option Agreement, the Option Shares and the Contingent Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to the reference to our firm in the prospectus contained in the Registration Statement under the heading "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,


                                            GRAHAM & JAMES LLP

                                            By: /s/ Richard P. Manson
                                                ---------------------
                                                Richard P. Manson,
                                                Of Counsel